Exhibit 23.2

R. E. Bassie & Co.
Certified Public Accountants

6671 Southwest Freeway, Suite 550
Houston, Texas 77074-2220
Tel: (713) 272-8500 Fax: (713) 272-8515
E-Mail: Rebassie@aol.com

Calypso Wireless, Inc.
Miami, FL

The Board of Directors and Stockholders
Calypso Wireless, Inc.:

We consent to the incorporation by reference in this Registration Statement of Calypso Wireless, Inc. on Form S-8 of our report dated April 15, 2005, appearing in the Annual Report on Form 10-KSB/A of Calypso Wireless, Inc. for the year ended December 31, 2004 filed on September 30, 2005.

/s/ R. E. Bassie & Co.
Houston, Texas

January 20, 2006